UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 25, 2009

MARIPOSA RESOURCES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-137481	06-1781911
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

11923 SW 37 Terrace, Miami, FL  33175
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (305) 677-9456

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 1 – Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On July 27, 2006, the Company executed a Mineral Claim Purchase Agreement with Gold Explorations LLC, an unrelated third party that holds title to the property. Under the terms of the purchase agreement, we had the right to explore for gold on 400 acres.  On June, 25, 2009, the Company notified Gold Explorations that it has cancelled the Agreement between the parties.  Under the terms of the Agreement, the Agreement can be cancelled by either party with 30 days written notice.  Therefore, the Agreement will be considered cancelled as of July 25, 2009.  No further payments will be made by Mariposa and has released all title to the claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/S/ Nanuk Warman

Nanuk Warman, President